SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 5, 2014

WALGREEN CO.

(Exact name of registrant as specified in its charter)

Illinois	1-604	36-1924025
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

108 Wilmot Road, Deerfield, Illinois	60015
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (847) 315-2500

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(e) On August 5, 2014, following approval by the Compensation Committee of the Board of Directors, Walgreen Co. (the “Company”) and Kermit C. Crawford entered into (i) a Retirement Agreement and Release and (ii) a Consulting Services Agreement.

Pursuant to the terms of the Retirement Agreement and Release, Mr. Crawford will retire from the Company effective December 31, 2014 (the “Retirement Date”) after 31 years with the Company. In consideration for the benefits under the Retirement Agreement and Release, Mr. Crawford agreed to various provisions, including a general release of claims against the Company, waivers of various rights, a non-solicitation provision that applies through the second anniversary of the Retirement Date and other customary provisions. Pursuant to the Retirement Agreement and Release, Mr. Crawford will receive, payable following his “separation from service,” within the meaning of Section 409A of the Internal Revenue Code of 1986, as amended, a retirement payment of $3.3 million, which is equal to two years of his current base salary plus target bonus. In addition, certain of Mr. Crawford’s unvested equity awards will vest on a pro rata and/or accelerated basis as set forth in Exhibit A of the Retirement Agreement and Release. Mr. Crawford will receive a pro-rata bonus for the 2015 fiscal year, to be pro-rated based on target company performance through his “Projected Termination Date” (as defined in Exhibit A of the Retirement Agreement and Release, the “Termination Date”), to be paid following the Retirement Date. In the event a “change in control” (as defined in the Walgreen Co. Executive Severance and Change in Control Plan) occurs prior to the Termination Date, the Retirement Agreement and Release provides that Mr. Crawford would receive the amounts and benefits that he would have received under such plan and his outstanding equity awards if he had a “termination of employment for good reason” (as defined in such plan) within one year of such change in control. Mr. Crawford will also receive certain other retirement benefits that any other eligible senior executive would receive upon retirement and certain retirement benefits provided to employees generally.

Pursuant to the terms of the Consulting Services Agreement, Mr. Crawford will serve as a senior counselor to the senior management and Board of Directors of the Company for the period beginning on January 1, 2015 and ending on December 31, 2015 and, in consideration, will receive a monthly fee of $125,000. The term of the Consulting Services Agreement is subject to earlier termination or extension in certain circumstances specified in the agreement.

The foregoing summary does not purport to be complete and is qualified in its entirety by reference to the full text of the Retirement Agreement and Release and the Consulting Services Agreement, copies of which are filed as Exhibits 10.1 and 10.2 hereto and incorporated herein by reference.

Item 8.01.	Other Events.

The Compensation Committee of the Board of Directors of the Company has approved updated forms of grant agreement for future use under the Company’s Omnibus Incentive Plan.

These forms are attached as Exhibit 10.3 (form of Restricted Stock Unit Award agreement), Exhibit 10.4 (form of Performance Share Award agreement) and Exhibit 10.5 (form of Stock Option Award agreement) hereto.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits

Exhibit	Description

10.1	Retirement Agreement and Release between Walgreen Co. and Kermit C. Crawford

10.2	Consulting Services Agreement between Walgreen Co. and Kermit C. Crawford

10.3	Form of Restricted Stock Unit Award agreement

10.4	Form of Performance Share Award agreement

10.5	Form of Stock Option Award agreement

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

WALGREEN CO.

Date: August 8, 2014	By:	/s/ Thomas J. Sabatino, Jr.
	Title:	Executive Vice President,
General Counsel and Corporate Secretary